Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Stockholder-Director of QVC, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/KPMG LLP

Philadelphia, Pennsylvania
September 6, 2016